Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(302,573,710)
Unrealized Gain (Loss) on Market Value of Futures	249,260,770
Dividend Income	364,987
Interest Income	1,349,626
ETF Transaction Fees	27,650
Total Income (Loss)	$(51,570,677)

Expenses
General Partner Management Fees	$1,121,108
Professional Fees	172,513
Brokerage Commissions	486,738
Non-interested Directors' Fees and Expenses	17,126
Prepaid Insurance Expense	12,328
NYMEX License Fee	37,370
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,876,775
Net Income (Loss)	$(53,447,452)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/17	$2,830,793,130
Additions (49,600,000 Shares)	483,479,879
Withdrawals (54,400,000 Shares)	(558,627,557)
Net Income (Loss)	(53,447,452)

Net Asset Value End of Month	$2,702,198,000
Net Asset Value Per Share (270,700,000 Shares)	$9.98

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612